BRUSSELS                                                        FOLEY : LARDNER
CHICAGO                                                         ATTORNEYS AT LAW
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH
                                 April 26, 2002

The Aquinas Funds, Inc.
5310 Harvest Hill Road, Suite 248
Dallas, TX 75230 Ladies and Gentlemen:

          We have acted as counsel for The Aquinas Funds, Inc. (the "Company") in connection with the preparation of an amendment to its Registration Statement on Form N-1A relating to the sale by the Company of an indefinite amount of its Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) the Company's Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        Foley & Lardner

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